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                                  EXHIBIT (g)
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                          MUTUAL FUND CUSTODY AGREEMENT

     THIS AGREEMENT, is made as of April 17, 1991, by and between NATIONWIDE SEPARATE ACCOUNT TRUST, a Massachusetts Business Trust (hereinafter the "Trust") and THE FIFTH THIRD BANK, a banking company organized under the laws of the State of Ohio (the "Custodian").

                                   WITNESSETH:

     WHEREAS, in compliance with the Amended Trust Indenture for the administration of a Trust known as the Nationwide Separate Account Trust (hereinafter referred to as the "Amended Trust Indenture") the Trustees desire that the Trusts' Securities and cash be held and administered by the Custodian pursuant to this Agreement; and

     NOW, THEREFORE, in consideration of the mutual agreements herein made, the Trust and the Custodian hereby agree as follows:

                                    ARTICLE I
                                   DEFINITIONS

     Whenever used in this Agreement, the following words and phrases, unless the context otherwise requires, shall have the following meanings:

1.1 "Authorized Person" means any Officer or other person duly authorized by resolution of the Board of Trustees to give Oral Instructions and Written Instructions on behalf of the Trust and named in Exhibit A hereto or in such resolutions of the Board of Trustees, certified by an Officer, as may be received by the Custodian from time to time.

1.2 "Board of Trustees" shall mean the Trustees from time to time serving under the Amended Trust Indenture, dated August 17, 1989, as from time to time amended.

1.3 "Book-Entry System" shall mean a federal book-entry system as provided in Subpart O of Treasury Circular No. 300, 31 CFR 306, in Subpart B of 31 CFR
     Part 350, or in such book-entry regulations of federal agencies as are substantially in the form of such Subpart 0.

1.4 "Business Day" shall mean any day recognized as a settlement day by The New York Stock Exchange, Inc. and any other day for which the Trust computes the net asset value of the Trust.

1.5  "NASD"  shall  mean  The  National  Association of Securities Dealers, Inc.

1.6 "Officer" shall mean the President, any Vice President, the Secretary, any Assistant Secretary, the Treasurer, or any Assistant Treasurer of the Trust.

1.7 "Oral Instructions" shall mean instructions orally transmitted to and accepted by the Custodian because such instructions are: (i) reasonably believed by the Custodian to have been given by an Authorized Person, (ii) recorded and kept among the records of the Custodian made in the ordinary course of business and (iii) orally confirmed by the Custodian. The Trust shall cause all Oral Instructions to be confirmed by Written Instructions. If such Written Instructions confirming Oral Instructions are not received by the Custodian prior to a transaction, it shall in no way affect the validity of the transaction or the authorization thereof by the Trust. If Oral Instructions vary from the Written Instructions which purport to confirm them, the Custodian shall notify the Trust of such variance but such Oral Instructions will govern unless the Custodian has not yet acted.

1.8 "Trust Custody Account" shall mean the accounts in the name of the Trust, which is provided for in Section 4.2 below.


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
1.9 "Proper Instructions" shall mean Oral Instructions or Written Instructions. Proper Instructions may be continuing Written Instructions when deemed appropriate by both parties.

1.10 "Securities Depository" shall mean The Depository Trust Company and (provided that Custodian shall have received a copy of a resolution of the Board of Trustees, certified by an Officer, specifically approving the use of such clearing agency as a depository for the Funds) any other clearing agency registered with the Securities and Exchange Commission under Section 17A of the Securities and Exchange Act of 1934 (the "1934 Act"), which acts as a system for the central handling of Securities where all Securities of any particular class or series of an issuer deposited within the system are treated as fungible and may be transferred or pledged by bookkeeping entry without physical delivery of the Securities.

l.11 "Securities" shall include, without limitation, common and preferred stocks, bonds, call options, put options, debentures, notes, bank certificates of deposit, bankers' acceptances, mortgage-backed securities, other money market instruments or other obligations, and any certificates, receipts, warrants or other instruments or documents representing rights to receive, purchase or subscribe for the same, or evidencing or representing any other rights or interests therein, or any similar property or assets that the Custodian has the facilities to clear and to service.

1.12 "Shares"  shall  mean the units of beneficial interest issued by the Trust.

1.13 "Written Instructions" shall mean (i) written communications actually received by the Custodian and signed by one or more persons as the Board of Trustees shall have from time to time authorized, or (ii) communications by telex or any other such system from a person or persons reasonably believed by the Custodian to be Authorized, or (iii) communications transmitted electronically through the Institutional Delivery System (IDS), or any other similar electronic instruction system acceptable to Custodian and approved by resolutions of the Board of Trustees, a copy of which, certified by an Officer, shall have been delivered to the Custodian.

                                   ARTICLE II
                                 REPRESENTATIONS

2.1 The Trust hereby represents that it is an open-end management investment company registered under the Investment Company Act of 1940, as amended (the "1940 Act").

2.2 The Custodian hereby represents that it is a bank having the qualifications prescribed in Section 26(a)(i) of the 1940.

                                   ARTICLE III
                            APPOINTMENT OF CUSTODIAN

3.1 Appointment. The Trust hereby constitutes and appoints the Custodian as custodian of all Securities and cash owned by or in the possession of the Trust at any time during the period of this Agreement, provided that such Securities or cash at all times shall be and remain the property of the Trust.

3.2 Acceptance. The Custodian hereby accepts appointment as such custodian and agrees to perform the duties thereof as hereinafter set forth.

                                   ARTICLE IV
                          CUSTODYOF CASH AND SECURITIES

4.1 Segregation. All Securities and non-cash property held by the Custodian for the account of the Trust, except Securities maintained in a Securities Depository or Book-Entry System, shall be physically segregated from other Securities and non-cash property in the possession of the Custodian and shall be identified as subject to this Agreement.

4.2 Trust Custody Accounts. The Custodian shall open and maintain in its trust department a custody account in the name of the Trust coupled with the name of such Trust, subject only to draft or order of the Custodian, in which the Custodian shall enter and carry all Securities, cash and other assets of the Trust which are delivered to it.

4.3 Appointment of Agents. In its discretion, the Custodian may appoint, and at any time remove, any domestic bank or trust company, which has been approved by the Board of Trustees and is qualified to act as a custodian under the 1940 Act, as sub-custodian to hold Securities and cash of the Trusts and to carry out such other provisions of this Agreement as it may determine, and may also open and maintain one or more banking accounts with such a bank or trust company (any such accounts to be in the name of the Custodian and subject only to its draft or order), provided, however, that the appointment of any such agent shall not relieve the Custodian of any of its obligations or liabilities under this Agreement.


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
4.4 Delivery of Assets to Custodian. The Trust shall deliver, or cause to be delivered, to the Custodian all of the Trusts' Securities, cash and other assets, including (a) all payments of income, payments of principal and capital distributions received by the Trusts with respect to such Securities, cash or other assets owned by the Trusts at any time during the period of this Agreement, and (b) all cash received by the Trusts for the issuance, at any time during such period, of Shares. The Custodian shall not be responsible for such Securities, cash or other assets until actually received by it.

4.5 Securities Depositories and Book-Entry Systems. The Custodian may deposit and/or maintain Securities of the Trusts in a Securities Depository or in a Book-Entry System, subject to the following provisions:

     (a) Prior to a deposit of Securities of the Trusts in any Securities Depository or Book-Entry System, the Trust shall deliver to the Custodian a resolution of the Board of Trustees, certified by an Officer, authorizing and instructing the Custodian on an on-going basis to deposit in such Securities Depository or Book-Entry System all Securities eligible for deposit therein and to make use of such Securities Depository or Book-Entry System to the extent possible and practical in connection with its performance hereunder, including, without limitation, in connection with settlements of purchases and sales of Securities, loans of Securities, and deliveries and returns of collateral consisting of Securities. So long as such Securities Depository or Book-Entry System shall continue to be employed for the deposit of Securities of the Trusts, the Trust shall annually re-adopt such resolution and deliver a copy thereof, certified by an Officer, to the Custodian.

     (b) Securities of the Trust kept in a Book-Entry System or Securities Depository shall be kept in an account ("Depository Account") of the Custodian in such Book-Entry System or Securities Depository which includes only assets held by the Custodian as a fiduciary, custodian or otherwise for customers.

     (c) The records of the Custodian and the Custodian's account on the books of the Book-Entry System and Securities Depository as the case may be, with respect to Securities of a Trust maintained in a Book-Entry System or Securities Depository shall, by book-entry, or otherwise identify such Securities as belonging to the Trust.

     (d) If Securities purchases by the Trust are to be held in a Book-Entry System or Securities Depository, the Custodian shall pay for such Securities upon (i) receipt of advice from the Book-Entry System or Securities Depository that such Securities have been transferred to the Depository Account, and (ii) the making of an entry on the records of the Custodian to reflect such payment and transfer for the account of the Trust. If Securities sold by the Trust are held in a Book-Entry System or Securities Depository, the Custodian shall transfer such Securities upon (i) receipt of advice from the Book-Entry System or Securities depository that payment for such Securities has been transferred to the Depository Account, and (ii) the making of an entry on the records of the Custodian to reflect such transfer and payment for the account of the Trust.

     (e) Upon request, the Custodian shall provide the Trust with copies of any retort (obtained by the Custodian from a Book-Entry System or Securities Depository in which Securities of the Trust is kept) on the internal accounting controls and procedures for safeguarding Securities deposited in such Book-Entry System or Securities Depository.

     (f) Anything to the contrary in this Agreement notwithstanding, the Custodian shall be liable to the Trust for any loss or damage to a Trust resulting (i) from the use of a Book-Entry System or Securities Depository by reason of any negligence or willful misconduct on the part of Custodian or any sub-custodian appointed pursuant to Section
          3.3 above or any of its or their employees, or (ii) from failure of Custodian or any such sub-custodian to enforce effectively such rights as it may have against a Book-Entry System or Securities Depository. At its election, the Trust shall be subrogated to the rights of the Custodian with respect to any claim against a Book-Entry System or Securities Depository or any other person for any loss or damage to the Trust arising from the use of such Book-Entry System or Securities Depository, if and to the extent that the Trust has been made whole for any such loss or damage.

4.6 Disbursement of Moneys from Trust Custody Accounts. Upon receipt of Proper Instructions, the Custodian shall disburse moneys from a Trust Custody Account but only in the following cases:


                                    -- 264 --

     (a) For the purchase of Securities for the Trust but only upon compliance with Section 5.1 of this Agreement and only (i) in the case of Securities (other than options on Securities, futures contracts and options on futures contracts), against the delivery to the Custodian (or any sub-custodian appointed pursuant to Section 4.3 above) of such Securities registered as provided in Section 4.9 below in proper form for transfer, or if the purchase of such Securities is effected through a Book-Entry System or Securities Depository, in accordance with the conditions forth in Section 4.5 above; (ii) in the case of options on Securities, against delivery to the Custodian (or such sub-custodian) of such receipts as are required by the customs prevailing among dealers in such options; (iii) in the case of futures contracts and options on futures contracts, against delivery to the Custodian (or such sub-custodian) of evidence of title thereto in favor of the Trust or any nominee referred to in Section 4.9 below; and (iv) in the case of repurchase or reverse repurchase agreements entered into between the Trust and a bank which is a member of the Federal Reserve System or between the Trust and a primary dealer in U.S. Government securities, against delivery of the purchased Securities either in certificate form or through an entry crediting the Custodian's account at a Book-Entry System or Securities Depository for the account of the Trust with such Securities;

     (b) In connection with the conversion, exchange or surrender, as set forth in Section 4.7 (f) below, of Securities owned by the Trust;

     (c) For the payment of any dividends or capital gain distributions declared by the Trust;

     (d)  In  payment  of  the redemption price of Shares as provided in Section
          6.1  below;

     (e) For the payment of any expense or liability incurred by the Trust, including but not limited to the following payments for the account of the Trust: interest; taxes; administration, investment management, investment advisory, accounting, auditing, transfer agent, custodian, trustee and legal fees; and other operating expenses of the Trust; in all cases, whether or not such expenses are to be in whole or in part capitalized or treated as deferred expenses;

     (f) For transfer in accordance with the provisions of any agreement among the Trust, the Custodian and a broker-dealer registered under the 1934 Act and a member of the NASD, relating to compliance with rules of The Options Clearing Corporation and of any registered national securities exchange (or of any similar organization or organizations) regarding escrow or other arrangements in connection with transactions by the Trust;

     (g) For transfer in accordance with the provisions of any agreement among the Trust, the Custodian, and a future commission merchant registered under the Commodity Exchange Act, relating to compliance with the rules of the Commodity Futures Trading Commission and/or any contract market (or any similar organization or organizations) regarding account deposits in connection with transactions by the Trust;

     (h) For the funding of any uncertificated time deposit or other interest-bearing account with any banking institution (including the Custodian), which deposit or account has a term of one year or less; and

     (i) For any other proper purposes, but only upon receipt, in addition to Proper Instructions, of a copy of a resolution of the Board of Trustee, certified by an Officer, specifying the amount and purpose of such payment, declaring such purpose to be a proper corporate purpose, and naming the person or persons to whom such payment is to be made.

4.7 Delivery of Securities from Trust Custody Accounts. Upon receipt of Proper Instructions, the Custodian shall release and deliver Securities from a Trust Custody Account but only in the following cases:

     (a) Upon the sale of Securities for the account of the Trust but only against receipt of payment therefor in cash, by certified or cashiers check or bank credit;

     (b) In the case of a sale effected through a Book-Entry System or Securities Depository, in accordance with the provisions of Section
          4.5  above;

     (c) To an Offeror's depository agent in connection with tender or other similar offers for Securities of the Trust; provided that, in any such case, the cash or other consideration is to be delivered to the Custodian;


                                    -- 265 --

     (d) To the issuer thereof or its agent (i) for transfer into the name of the Trust, the Custodian or any sub-custodian appointed pursuant to
          Section 4.3 above, or of any nominee or nominees of any of the foregoing, or (ii) for exchange for a different number of certificates or other evidence representing the same aggregate face amount or number of units; provided that, in any such case, the new Securities are to be delivered to the Custodian;

     (e) To the broker selling Securities, for examination in accordance with the "street delivery" custom;

     (f) For exchange or conversion pursuant to any plan of merger, consolidation, recapitalization, reorganization or readjustment of the issuer of such Securities, or pursuant to provisions for conversion contained in such Securities, or pursuant to any deposit agreement, including surrender or receipt of underlying Securities in connection with the issuance or cancellation of depository receipts; provided that, in any such case, the new Securities and cash, if any, are to be delivered to the Custodian;

     (g) Upon receipt of payment therefor pursuant to any repurchase or reverse repurchase agreement entered into by the Trust;

     (h) In the case of warrants, rights or similar Securities, upon the exercise thereof, provided that, in any such case, the new Securities and cash, if any, are to be delivered to the Custodian;

     (i) For delivery in connection with any loans of Securities of the Trust, buy only against receipt of such collateral as the Trust shall have specified to the Custodian in Proper Instructions;

     (j) For delivery as security in connection with any borrowings by the Trust requiring a pledge of assets by the Trust, but only against receipt by the Custodian of the amounts borrowed;

     (k) Pursuant to any authorized plan of liquidation, reorganization, merger, consolidation or recapitalization of the Trust;

     (1) For delivery in accordance with the provisions of any agreement among the Trust, the Custodian and a broker-dealer registered under the 1934 Act and a member of the NASD, relating to compliance with the rules of The Options Clearing Corporation and of any registered national securities exchange (or of any similar organization or organizations) regarding escrow or other arrangements in connection with transactions by the Trust;

     (m) For delivery in accordance with the provisions of any agreement among the Trust, the Custodian, and a futures commission merchant registered under the Commodity Exchange Act, relating to compliance with the rules of the Commodity Futures Trading Commission and/or any contract market (or any similar organization or organizations) regarding account deposits in connection with transactions by the Trust; or

     (n) For any other proper corporate purposes, but only upon receipt, in addition to Proper Instructions, of a copy of a resolution of the Board of Trustees, certified by an Officer, specifying the Securities to be delivered, setting forth the purpose for which such delivery is to be made, declaring such purpose to be a proper corporate purpose, and naming the person or persons to whom delivery of such Securities shall be made.

4.8 Actions Not Requiring Proper Instructions. Unless otherwise instructed by the Trust, the Custodian shall with respect to all Securities held for a Trust;

     (a) Subject to Section 8.4 below, collect on a timely basis all income and other payments to which the Trust is entitled either by law or pursuant to custom in the securities business;

     (b) Present for payment and, subject to Section 8.4 below, collect on a timely basis the amount payable upon all Securities which may mature or be called, redeemed, or retired, or otherwise become payable;

     (c) Endorse for collection, in the name of the Trust, checks, drafts and other negotiable instruments;

     (d) Surrender interim receipts or Securities in temporary form for Securities in definitive form;

     (e) Execute, as custodian, any necessary declarations or certificates of ownership under the federal income tax laws or the laws or regulations of any other taxing authority now or hereafter in effect, and prepare and submit reports to the Internal Revenue Service ("IRS") and to the Trust at such time, in such manner and containing such information as is prescribed by the IRS;


                                    -- 266 --

     (f) Hold for the Trust, either directly or, with respect to Securities held therein, through a Book-Entry System or Securities Depository, all rights and similar securities issued with respect to Securities of the Trust; and

     (g) In general, and except as otherwise directed in Proper Instructions, attend to all non-discretionary details in connection with sale, exchange, substitution, purchase, transfer and other dealings with Securities and assets of the Trust.

4.9 Registration and Transfer of Securities. All Securities held for the Trust that are issued or issuable only in bearer form shall be held by the Custodian in that form, provided that any such Securities shall be held in a Book-Entry System if eligible therefor. All other Securities held for the Trust may be registered in the name of the Trust, the Custodian, or any subcustodian appointed pursuant to Section 4.3 above, or in the name of any nominee of any of them, or in the name of a Book-Entry System, Securities Depository or any nominee of either thereof; provided, however, that such Securities are held specifically for the account of the Trust. The Trust shall furnish to the Custodian appropriate instruments to enable the Custodian to hold or deliver in proper form for transfer, or to register in the name of any of the nominees hereinabove referred to or in the name of a Book-Entry System or Securities Depository, any Securities registered in the name of the Trust.

4.10 Records.

     (a) The Custodian shall maintain, by fund, complete and accurate records with respect to Securities, cash or other property held for the Trust, including (i) journals or other records of original entry containing an itemized daily record in detail of all receipts and deliveries of Securities and all receipts and disbursements of cash; (ii) ledgers
          (or other records) ref letting (A) Securities in transfer, (B) Securities in physical possession, (C) monies and Securities borrowed and monies and Securities loaned (together with a record of the collateral therefor and substitutions of such collateral), (D) dividends and interest received, and (E) dividends receivable and interest accrued; and (iii) cancelled checks and bank records related thereto. The Custodian shall keep such other books and records of the Trust as the Trust shall reasonably request, or as may be required by the 1940 Act, including, but not limited to Section 31 and Rule 31a-1 and 31a-2 promulgated thereunder.

     (b) All such books and records maintained by the Custodian shall (i) be maintained in a form acceptable to the Trust and in compliance with rules and regulations of the Securities and Exchange Commission, (ii) be the property of the Trust and at all times during the regular business hours of the Custodian be made available upon request for inspection by duly authorized officers, employees or agents of the Trust and employees or agents of the Securities and Exchange Commission, and (iii) if required to be maintained by Rule 31a-1 under the 1940 Act, be preserved for the periods prescribed in Rule 31a-2 under the 1940 Act.

4.11 Trust Reports by Custodian. The Custodian shall furnish the Trust with a daily activity statement by Trust and a summary of all transfers to or from each Trust Custody Account on the day following such transfers. At least monthly and from time to time, the Custodian shall furnish the Trust with a detailed statement, by Trust, of the Securities and moneys held for the Trust under this Agreement.

4.12 Other Reports by Custodian. The Custodian shall provide the Trust with such reports, as the Trust may reasonably request from time to time, on the internal accounting controls and procedures for safeguarding Securities, which are employed by the Custodian or any sub-custodian appointed pursuant to Section 3.3 above.

4.13 Proxies and Other Materials. The Custodian shall cause all proxies relating to Securities which are not registered in the name of the Trust, to be promptly executed by the registered holder of such Securities, without indication of the manner in which such proxies are to be voted, and shall include all other proxy materials, if any, promptly deliver to the Trust such proxies, all proxy soliciting materials and all notices to such Securities.

4.14 Information on Corporate Actions. Custodian will promptly notify Trust of corporate actions, limited to those Securities registered in nominee name and to those Securities held at a Depository or sub-Custodian acting as agent for Custodian. Custodian will be responsible only if the notice of such corporate actions is published by the Financial Daily Card Service, J.J. Kenny Called Bond Service, DTC, or received by first class mail from

                                    -- 267 --
     the agent. For market announcements not yet received and distributed by Custodian's services, Trust will inform its custody representative with appropriate instructions. Custodian will, upon receipt of Trust's response within the required deadline, affect such action for receipt or payment for the Trust. For those responses received after the deadline, Custodian will affect such action for receipt or payment, subject to the limitations of the agent(s) affecting such actions. Custodian will promptly notify Trust for put options only if the notice is received by first class mail from the agent. The Trust will provide or cause to be provided to Custodian with all relevant information contained in the prospectus for any security which has unique put/option provisions and provide Custodian with specific tender instructions at least ten business days prior to the beginning date of the tender period.

                                    ARTICLEV
                  PURCHASE AND SALE OF INVESTMENTS OF THE TRUST

5.1 Purchase of Securities. Promptly upon each purchase of Securities for the Trust, Written Instructions shall be delivered to the Custodian, specifying
     (a) the name of the issuer or writer of such Securities, and the title or other description thereof, (b) the number of shares, principal amount (and accrued interest, if any) or other units purchased, (c) the date of purchase and settlement, (d) the purchase price per unit, (e) the total amount payable upon such purchase, and (f) the name of the person to whom such amount is payable. The Custodian shall upon receipt of such Securities purchased by the Trust pay out of the moneys held for the account of the Trust the total amount specified in such Written Instructions to the person named therein. The Custodian shall not be under any obligation to pay out moneys to cover the cost of a purchase of Securities for a Trust, if in the relevant Trust Custody Account there is insufficient cash available to the Trust for which such purchase was made.

5.2 Liability for Payment in Advance of Receipt of Securities Purchased. In any and every case where payment for the purchase of Securities for a Trust is made by the Custodian in advance of receipt for the account of the Trust of the Securities purchased but in the absence of specific Written or Oral Instructions to so pay in advance, the Custodian shall be liable to the Trust for such Securities to the same extent as if the Securities had been received by the Custodian.

5.3 Sale of Securities. Promptly upon each sale of Securities by the Trust, Written Instructions shall be delivered to the Custodian, specifying (a) the name of the issuer or writer of such Securities, and the title or other description thereof, (b) the number of shares, principal amount (and accrued interest, if any), or other units sold, (c) the date of sale and settlement (d) the sale price per unit, (e) the total amount payable upon such sale, and (f) the person to whom such Securities are to be delivered. Upon receipt of the total amount payable to the Trust as specified in such Written Instructions, the Custodian shall deliver such Securities to the person specified in such Written Instructions. Subject to the foregoing, the Custodian may accept payment in such form as shall be satisfactory to it, and may deliver Securities and arrange for payment in accordance with the customs prevailing among dealers in Securities.

5.4 Delivery of Securities Sold. Notwithstanding Section 5.3 above or any other provision of this Agreement, the Custodian, when instructed to deliver
     Securities against payment, shall be entitled, if in accordance with generally accepted market practice, to deliver such Securities prior to actual receipt of final payment therefor. In any such case, the Trust shall bear the risk that final payment for such Securities may not be made or that such Securities may be returned or otherwise held or disposed of by or through the person to whom they were delivered, and the Custodian shall have no liability for any of the foregoing.

5.5 Payment for Securities Sold, etc. In its sole discretion and from time to time, the Custodian may credit the relevant Trust Custody Account, prior to actual receipt of final payment thereof, with (i) proceeds from the sale of Securities which it has been instructed to deliver against payment, (ii) proceeds from the redemption of Securities or other assets of the Trust, and (iii) income from cash, Securities or other assets of the Trust . Any such credit shall be conditional upon actual receipt by Custodian of final payment and may be reversed if final payment is not actually received in full. The Custodian may, in its sale discretion and from time to time, permit a Trust to use funds so credited to its Trust Custody Account in anticipation of actual receipt of final payment. Any such funds shall be repayable immediately upon demand made by the Custodian at any time prior to the actual receipt of all final payments in anticipation of which funds were credited to the Trust Custody Account.

5.6 Advances by Custodian for Settlement. The Custodian may, in its sole discretion and from time to time, advance funds to the Trust to facilitate the settlement of a Trust's transactions in its Trust Custody Account. At such advance shall be repayable immediately upon demand made by Custodian.


                                    -- 268 --

                                   ARTICLE VI
                           REDEMPTION OF TRUST SHARES

6.1 Transfer of Trusts. From such funds as may be available for the purpose in the relevant Trust Custody Account, and upon receipt of Proper Instructions specifying that the funds are required to redeem Shares of a Trust, the Custodian shall wire each amount specified in such Proper Instructions to or through such bank as the Trust may designate with respect to such amount in such Proper Instructions.

6.2 No Duty Regarding Paying Banks. The Custodian shall not be under any obligation to effect payment or distribution by any bank designated in Proper Instructions given pursuant to Section 6.1 above of any amount paid by the Custodian to such bank in accordance with such Proper Instructions.

                                   ARTICLE VII
                               SEGREGATED ACCOUNTS

     Upon receipt of Proper Instructions, the Custodian shall establish and maintain a segregated account or accounts for and on behalf of a Trust, into which account or accounts may be transferred cash and/or Securities, including Securities maintained in a Depository Account,

     (a) in accordance with the provisions of any agreement among the Trust, the Custodian and a broker-dealer registered under the 1934 Act and a member of the NASD (or any futures commission merchant registered under the Commodity Exchange Act), relating to compliance with the rules of The Options Clearing Corporation and of any registered national securities exchange (or the Commodity Futures Trading commission or any registered contract market), or of any similar organization or organizations, regarding escrow or other arrangements in connection with transactions by the Trust,

     (b) for purposes of segregating cash or Securities in connection with securities options purchased or written by the Trust or in connection with financial futures contracts (or options thereon) purchased or sold by the Trust,

     (c)  which constitute collateral for loans of Securities made by the Trust,

     (d) for purposes of compliance by the Trust with requirements under the 1940 Act for the maintenance of segregated accounts by registered investment companies in connection with reverse repurchase agreements and when-issued, delayed delivery and firm commitment transactions, and

     (e) for other proper corporate purposes, but only upon receipt of, in addition to Proper Instructions, a certified copy of a resolution of the Board of Trustees, certified by an Officer, setting forth the purpose or purposes of such segregated account and declaring such purposes to be proper corporate purposes.

                                  ARTICLE VIII
                            CONCERNING THE COSTODIAN

8.1 Standard of Care. The Custodian shall be held to the exercise of reasonable care in carrying out its obligations under this Agreement, and shall be without liability to the Trust for any loss, damage, cost, expense (including attorneys' fees and disbursements), liability or claim unless such loss, damages, cost, expense, liability or claim arises from negligence, bad faith or willful misconduct on its part or on the part of any sub-custodian appointed pursuant to Section 4.3 above. The Custodian shall be entitled to rely on and may act upon advice of counsel on all matters, and shall be without liability for any action reasonably taken or omitted pursuant to such advice. The Custodian shall promptly notify the Trust of any action taken or omitted by the Custodian pursuant to advice of counsel. The Custodian shall not be under any obligation at any time to ascertain whether the Trust is in compliance with the 1940 Act, the regulations thereunder, the provisions of the Trust's charter documents or by-laws, or its investment objectives and policies as then in effect.

8.2 Actual Collection Required. The Custodian shall not be liable for, or considered to be the custodian of, any cash belonging to the Trust or any money represented by a check, draft or other instrument for the payment of money, until the Custodian or its agents actually receive such cash or collect on such instrument.

8.3 No Responsibility for Title, etc. So long as and to the extent that it is in the exercise of reasonable care, the Custodian shall not be responsible for the title, validity or genuineness of any property or evidence of title thereto received or delivered by it pursuant to this Agreement.


                                    -- 269 --

8.4 Limitation on Duty to Collect. Custodian shall not be required to enforce collection, by legal means or otherwise, of any money or property due and payable with respect to Securities held for the Trust if such Securities are in default or payment is not made after due demand or presentation.

8.5 Reliance Upon Documents and Instructions. The Custodian shall be entitled to rely upon any certificate, notice or other instrument in writing received by it and reasonably believed by it to be genuine. The Custodian shall be entitled to rely upon any Oral Instructions and/or any Written Instructions actually received by it pursuant to this Agreement.

8.6 Express Duties Only. The Custodian shall have no duties or obligations whatsoever except such duties and obligations are specifically set forth in this Agreement, and no covenant or obligation shall be implied in this Agreement against the Custodian.

8.7 Co-operation. The Custodian shall cooperate with and supply necessary information, by Trust, to the entity or entities appointed by the Trust to keep the books of account of the Trusts and/or compute the value of the assets of the Trust. The Custodian shall take all such reasonable actions as the Trust may from time to time request to enable the Trust to obtain, from year to year, favorable opinions from the Trust's independent accountants with respect to the Custodian's activities hereunder in connection with (a) the preparation of the Trust's report on Form N-lA and Form N-SAR and any other reports required by the Securities and Exchange Commission, and (b) the fulfillment by the Trust of any other requirements of the Securities and Exchange Commission.

                                   ARTICLE IX
                                 INDEMNIFICATION

9.1 Indemnification. The Trust shall indemnify and hold harmless the Custodian and any sub-custodian appointed pursuant to Section 3.3 above, and any nominee of the Custodian or of such sub-custodian from and against any loss, damage, cost, expense (including attorneys' fees and disbursements), liability (including, without limitation, liability arising under the Securities Act of 1933, the 1934 Act, the 1940 Act, and any state or foreign securities and/or banking laws) or claim arising directly or indirectly (a) from the fact that Securities are registered in the name of any such nominee, or (b) from any action or inaction by the Custodian or such sub-custodian (i) at the request or direction of or in reliance on the advice of the Trust, or (ii) upon Proper Instructions, or (c) generally, from the performance of its obligations under this Agreement or any sub-custody agreement with a sub-custodian appointed pursuant to Section
     4.3 above or, in the case of any such sub-custodian, from the performance of its obligations under such sub-custody agreement, provided that neither the Custodian nor any such sub-custodian shall be indemnified and held harmless from and against any such loss, damage, cost, expense, liability or claim arising from the Custodian's or such sub-custodian's negligence, bad faith or willful misconduct. The Custodian and any Sub-Custodian appointed pursuant to Section 4.3 above, and any nominee of the Custodian or of such Sub-Custodian shall at all times indemnify and hold harmless the Trust for any disposition of any securities and/or cash held by it hereunder, made by it or its agents, officers, servants, or employees in direct contradiction to the terms of this Agreement and from any acts or omissions by it or such agents, officers, servants or employees in direct contradiction to the terms of this Agreement except such acts or omissions as are required by order of any Court or other legal process or regulation of any government body.

9.2 Indemnity to be Provided. If the Trust requests the Custodian to take any action with respect to Securities, which may, in the opinion of the custodian, result in the Custodian or its nominee becoming liable for the payment of money or incurring liability of some other form, the Custodian shall not be required to take such action until the Trust shall have provided indemnity therefor to the Custodian in an amount and form satisfactory to the Custodian.

                                    ARTICLE X
                                  FORCEMAJEURE

     Neither the Custodian nor the Trust shall be liable for any failure or delay in performance of its obligations under this Agreement arising out of or caused, directly or indirectly, by circumstances beyond its reasonable control, including, without limitation, acts of God; earthquakes; fires; floods; wars; civil or military disturbances; sabotage; strikes; epidemics; riots; power failures; computer failure and any such circumstances beyond its reasonable control as may cause interruption, loss or malfunction of utility, transportation, computer (hardware or software) or telephone communication service; accidents; labor disputes, acts of civil or military authority; governmental actions; or inability to obtain labor, material, equipment or transportation; provided, however, that the Custodian in the event of a failure or delay shall use its best efforts to ameliorate the effects of any such failure or delay.


                                    -- 270 --

                                   ARTICLE XI
                         EFFECTIVE PERIOD:  TERMINATION

11.1 Effective Period. This Agreement shall become effective as of the date first set forth above and shall continue in full force and effect until terminated as hereinafter provided.

11.2 Termination. Either party hereto may terminate this Agreement by giving to the other party a notice in writing specifying the date of such termination, which shall be not less than ninety (90) days after the date of the giving of such notice. If a successor custodian shall have been appointed by the Board of Trustees, the Custodian shall, upon receipt of a notice of acceptance by the successor custodian, on such specified date of termination (a) deliver directly to the successor custodian all Securities (other than Securities held in a Book-Entry System or Securities Depository) and cash then owned by the Trust and held by the Custodian as custodian, and (b) transfer any Securities held in a Book-Entry System or Securities Depository to an account of or for the benefit of the Trusts at the successor custodian, provided that the Trust shall have paid to the Custodian all fees, expenses and other amounts to the payment or reimbursement of which it shall then be entitled. Upon such delivery and transfer, the Custodian shall be relieved of all obligations under this Agreement. The Trust may at any time immediately terminate this Agreement in the event of the appointment of a conservator or receiver for the Custodian by regulatory authorities in the State of Ohio or upon the happening of a like event at the direction of an appropriate regulatory agency or court of competent jurisdiction.

11.3 Failure to Appoint Successor Custodian. If a successor custodian is not designated by the trust on or before the date of termination specified pursuant to Section 11.1 above, then the Custodian shall have the right to deliver to a bank or trust company of its own selection, which is (a) a "Bank" as defined in the 1940 Act, (b) has aggregate capital, surplus and undivided profits as shown on its then most recent published report of not less than $25 million, and (c) is doing business in New York, New York, all Securities, cash and other property held by Custodian under this Agreement and to transfer to an account of or for the Trusts at such bank or trust company all Securities of the Trust held in a Book-Entry System or Securities Depository. Upon such delivery and transfer, such bank or trust company shall be the successor custodian under this Agreement and the Custodian shall be relieved of all obligations under this Agreement. If, after reasonable inquiry, Custodian cannot find a successor custodian as contemplated in this Section 11.3, then Custodian shall have the right to deliver to the Trust all Securities and cash then owned by the Trust and to transfer any Securities held in a Book-Entry System or Securities Depository to an account of or for the Trust. Thereafter, the Trust shall be deemed to be its own custodian with respect to the Trusts and the Custodian shall be relieved of all obligations under this Agreement.

                                   ARTICLE XII
                            COMPENSATION OF CUSTODIAN

     The Custodian shall be entitled to compensation as agreed upon from time to time by the Trust and the Custodian. The fees and other charges in effect on the date hereof and applicable to the Trusts are set forth in Exhibit B attached hereto and incorporated by reference.

                                  ARTICLE XIII
                              LIMITATION OF LIABILITY

     It is expressly agreed that the obligations of the Trust hereunder shall not be binding upon any of the Trustees, shareholders, nominees, officers, agents or employees of the Trust personally, but shall bind only the trust property of the Trust as provided for in the Trust's Amended Trust Indenture, dated August 17, 1989, and as from time to time amended. The execution and delivery of this Agreement have been authorized by the Trustee, and this Agreement has been signed and delivered by an authorized officer of the Trust, acting as such, and neither such authorization by the Trustees nor such execution and delivery by such officer shall be deemed to have been made by any of them individually or to impose any liability on any of them personally, but shall bind only the trust property of the Trust as provided in the above-mentioned Amended Trust Indenture.


                                    -- 271 --

                                   ARTICLE XIV
                                     NOTICES

     Unless otherwise specified herein, all demands, notices, instructions, and other communications to be given hereunder shall be in writing and shall be sent or delivered to The receipt at the address set forth after its name herein below:

     TO  THE  TRUST:

     NATIONWIDE  SEPARATE  ACCOUNT  TRUST
     NATIONWIDE  FINANCIAL  SERVICES,  INC.
     P.  O.  Box  1492
     One  Nationwide  Plaza
     Columbus,  Ohio  43216
     Attn:  James  F.  Laird,  Jr.
     Telephone:  (614)  249-5947

     TO  THE  CUSTODIAN:

     THE  FIFTH  THIRD  BANK
     Department  008
     38  Fountain  Square  Plaza
     Cincinnati,  Ohio  45263
     Attn:  Department  Manager,  Mutual  Funds  Operations
     Telephone:  (513)  579-5672
     Facsimile:  (513)  762-8698

or at such other address as either party shall have provided to the other by notice given in accordance with this Article XIV. Writing shall include transmission by or through teletype, facsimile, central processing unit connection, on-line terminal and magnetic tape.

                                   ARTICLE XV
                                  MISCELLANEOUS

15.1 Governing Law. This Agreement shall be governed by and construed in accordance with the laws of the State of Ohio.

15.2 References to Custodian. The Trust shall not circulate any printed matter which contains any reference to Custodian without the prior written approval of Custodian, excepting printed matter contained in the prospectus or statement of additional information or its registration statement for a Trust and such other printed matter as merely identifies Custodian as custodian for one or both Trusts. The Trust shall submit printed matter requiring approval to Custodian, other than the items listed above, in draft form, allowing sufficient time for review by Custodian and its counsel prior to any deadline for printing.

15.3 No Waiver. No failure by either party hereto to exercise and no delay by such party in exercising, any right hereunder shall operate as a waiver thereof. The exercise by either party hereto of any right hereunder shall not preclude the exercise of any other right, and the remedies provided herein are cumulative and not exclusive of any remedies provided at law or in equity.

15.4 Amendments. This Agreement cannot be changed orally and no amendment to this Agreement shall be effective unless evidenced by an instrument in writing executed by the parties hereto.

15.5 Counterparts. This Agreement may be executed in one or more counterparts, and by the parties hereto on separate counterparts, each of which shall be deemed an original but all of which together shall constitute but one and the same instrument.

15.6 Severability. If any provision of this Agreement shall be invalid, illegal or unenforceable in any respect under any applicable law, the validity, legality and enforceability of the remaining provisions shall not be affected or impaired thereby.

15.7 Successors and Assigns. This Agreement shall be binding upon and shall inure to the benefit of the parties hereto and their respective successors and assigns; provided, however, that this Agreement shall not be assignable by either party hereto without the written consent of the other party hereto.

15.8 Headings. The headings of sections in this Agreement are for convenience of reference only and shall not affect the meaning or construction of any provision of this Agreement.


                                    -- 272 --

     IN WITNESS WHEREOF, each of the parties hereto has caused this Agreement to he executed and delivered in its name and on its behalf by its representatives thereunto duly authorized, all as of the day and year first above written.

ATTEST:                  NATIONWIDE SEPARATE ACCOUNT TRUST
  By:                    /s/ James F. Laird, Jr.

Authorized Officer

ATTEST:                  THE FIFTH THIRD BANK
/s/ Jennifer L. Burrell  By:                      /s/

                                    EXHIBIT A
                        TO THE CUSTODY AGREEMENT BETWEEN
                    THE NATIONWIDE SEPARATE ACCOUNT TRUST AND
                              THE FIFTH THIRD BANK
                          (Effective December 27, 2000)

Total  Return  Fund
Capital Appreciation Fund Government Bond Fund Money Market Fund Nationwide Small Company Fund
J.P.  Morgan  NSAT Balanced Fund (formerly `Nationwide Balanced Fund') Federated
NSAT Equity Income Fund (formerly `Nationwide Equity Income Fund') Nationwide Globa150 Fund (formerly `Nationwide Global Equity Fund')
Federated NSAT High Income Bond Fund (formerly `Nationwide High Income Bond Fund') MAS NSAT Multi Sector Bond Fund (formerly `Nationwide Multi Sector Bond Fund') Nationwide Small Cap Value Fund
Dreyfus NSAT Mid Cap Index Fund (formerly `Nationwide Mid Cap Index Fund') Nationwide Small Cap Growth Fund (formerly `Nationwide Select Advisers Small Cap Growth Fund')
Strong NSAT Mid Cap Growth Fund (formerly `Nationwide Strategic Growth Fund') Nationwide Strategic Value Fund
Nationwide  Income  Fund
Turner NSAT Growth Focus Fund (formerly `Nationwide Growth Focus Fund II') Gartmore NSAT Millennium Growth Fund (formerly `Nationwide New Economy Fund II') Gartmore Global Technology and Communications Fund (formerly 'Nationwide Global Technology and Communications Fund II')
Nationwide  Global  Life  Sciences  Fund  II
Gartmore  NSAT  Emerging  Markets  Fund
Gartmore  NSAT  International  Growth  Fund
Gartmore  NSAT  Global  Leaders  Fund
Gartmore  NSAT  European  Growth  Fund
Gartmore  NSAT  Global  Small  Companies  Fund
Gartmore  NSAT  OTC  Fund

                                FIFTH THIRD BANK
           NATIONWIDE FAMILY OF FUNDS AND VILLANOVA CAPITAL MANAGEMENT
       MUTUAL FUND DOMESTIC AND INTERNATIONAL CUSTODY FEE SCHEDULE (^)(*)

                   CUSTODY OF ASSETS WITH ALL FOREIGN EXCHANGE
                    ACTIVITY TRANSACTED WITH FIFTH THIRD BANK

MARKET VALUE                         BREAKPOINT FEE
---------------------------------    -----------------------------------------
15 Billion to 17499999999.99         0.85 Basis Point of Market Value Annually
17.5 Billion to 19,999,999,999.99 0.75 Basis Point of Market Value Annually 20 Billion to 22,499,999,999.99 0.65 Basis Point of Market Value Annually
22.5 Billion to 24,999,999,999.99    0.55 Basis Point of Market Value Annually
25 Billion & above                   To be negotiated

^ This schedule does not include country specific pass-through charges per attached schedule. These country specific pass-through charges can change as designated by each market.

* 100% of earnings credit on account balances will be used to offset monthly fees

ACCOUNT OPENING FEES
--------------------------------------------------------------------------------
BRAZIL                At cost
CHILE                 1,000.00 per account
COLOMBIA              200.00-3,000.00 per account
CZECH REPUBLIC        CZK 5,000
ECUADOR               At cost
ICELAND               $625.00
INDIA                 10,000.00 per account
JAMAICA               $500.00 per account
SLOVENIA              500.00 for relationship
TAIWAN                1,000.00 per account
VENEZUELA             $250.00 per account


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ACCOUNT MAINTENANCE / LOCAL ADMINISTRATION FEE/ LOCAL LEGAL REPRESENTATION
--------------------------------------------------------------------------------
BRAZIL                4BP of Market Value, annually
CHILE                 4,000-8,000 per account, annually
COLOMBIA              MONTHLY Minimum $600.00 to $4,000.00 Maximum, per account
COSTA RICA            $150.00 per MONTH
CZECH REPUBLIC        $130 per MONTH
VENEZUELA             1,000 per account, annually

AUDIT FEES
--------------------------------------------------------------------------------
BRAZIL                At cost
TAIWAN                At cost

PROXY VOTING ($10.00 per notification plus country charges)
--------------------------------------------------------------------------------
ARGENTINA            $50.00 per voting
AUSTRIA              EUR 72
BANGLADESH           $100.00
BELGIUM              EUR 24.50, EUR 74.00 for representation
BULGARIA             $500.00+20% VAT
CHILE                $150.00+18% VAT
COLOMBIA             $100.00+16% VAT
CZECH REPUBLIC       200.00+translation fees
EGYPT                $100.00
FINLAND              EUR 168 per attendance + cost of travel expenses
FRANCE               EUR 46
GREECE               GRD 15,000
HUNGARY              100.00 + cost of travel expenses
ISRAEL               $200.00
ITALY                $EUR 50
JAPAN                JPY 2,000 - 3,000
KAZAKHSTAN           $500.00 + 20% VAT
LATIVA               150.00 + translation fees
LITHUANIA            At cost
MALTA                MTL 20
NETHERLANDS          EUR 45.50
PAKISTAN             50.00 + cost of travel expenses
POLAND               $150 minimum
PORTUGAL             EUR 60.00
RUSSIA               $150.00
SLOVAKIA             $200.00 + 23% VAT
SLOVENIA             150.00 + cost of travel expenses
SPAIN                EUR 60, EUR 30 per instruction
SWEDEN               At cost
TAIWAN               $200.00
THAILAND             THB 2,250
UKRAINE              $200.00 - 600.00
VENEZUELA            $100.00

--------------------------------------------------------------------------------


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